UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 10, 2019

UNUM THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38443	46-5308248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Cambridge Park Drive, Suite 3100 Cambridge, Massachusetts		02140
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 945-5576

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	UMRX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Michael Vasconcelles, M.D. as Chief Medical Officer

On June 10, 2019, Michael Vasconcelles, M.D. notified Unum Therapeutics Inc. (the “Company”) of his resignation as Chief Medical Officer of the Company, effective as of July 15, 2019. To facilitate an orderly transition, Dr. Vasconcelles is expected to continue to serve as an advisor to the Company on clinical development.

Employment Agreement with Matthew Osborne as Chief Financial Officer

The Company has entered into an employment agreement with Matthew Osborne, pursuant to which Mr. Osborne will serve as Chief Financial Officer of the Company, effective as of June 24, 2019 (the “Commencement Date”).

Prior to joining the Company, Mr. Osborne was the Vice President of Investor Relations and Corporate Communications at Voyager Therapeutics, a biopharmaceutical company, from 2016 to 2019. Prior to Voyager Therapeutics, he was the Global Head of Investor Relations at Shire Pharmaceuticals plc from 2015 to 2016. From 2011 to 2015, Mr. Osborne was the Vice President of Corporate Communications and Investor Relations at Synageva BioPharma. He also served as Director of Investor Relations at Vertex Pharmaceuticals. Prior to his roles at pharmaceutical and biotech companies, Mr. Osborne was a research associate and sell-side analyst at Leerink Swann and Company and Lazard Capital Markets, respectively. Mr. Osborne received his B.S. in Biology from Syracuse University, and an M.B.A. from the D’Amore-McKim School of Business at Northeastern University.

Mr. Osborne’s employment agreement provides for “at will” employment. Pursuant to the terms of his employment agreement, Mr. Osborne is entitled to an annual base salary of $370,000. Mr. Osborne is also eligible for annual incentive compensation targeted at 40% of his base salary. Pursuant to the terms of his employment agreement, and subject to final approval by the Board of Directors of the Company (the “Board”) on or after the Commencement Date, Mr. Osborne will also be granted a stock option to purchase 190,000 shares of the Company’s common stock (the “New Hire Options”). The New Hire Options will have a ten-year term and will vest as to 25% of the shares underlying the stock option on the first anniversary of the Commencement Date and as to the remaining 75% of the shares underlying the stock option in equal monthly installments over the 36 months thereafter. Additionally, pursuant to the terms of his employment agreement, and subject to final approval by the Board, on or after the Commencement Date, Mr. Osborne will also be granted a stock option to purchase up to 100,000 shares of the Company’s common stock, which will have a ten-year term and will vest based on certain performance metrics as may be determined by the Board or the Compensation Committee of the Board (the “Performance-based Options”, together with the New Hire Options, collectively, the “Options”). All Options granted to Mr. Osborne will have an exercise price per share equal to the closing price of the Company’s common stock on the grant date. Mr. Osborne is eligible to participate in the employee benefit plans generally available to full-time employees, subject to the terms of those plans. Pursuant to the terms of his employment agreement, if Mr. Osborne’s employment is terminated by us without cause (as defined in his employment agreement) or by Mr. Osborne for good reason (as defined in his employment agreement), Mr. Osborne will receive any base salary through the date of termination, unpaid expense reimbursements, unused vacation accrued through the date of termination, and any vested benefits under any employee benefit plan through the date of termination. Additionally, subject to Mr. Osborne’s execution of a release of potential claims against us, Mr. Osborne will be entitled to receive: (i) a lump sum in cash in an amount equal to nine months of base salary, (ii) a monthly cash payment for nine months for medical and dental benefits or Mr. Osborne’s COBRA health continuation period, whichever ends earlier, and (iii) acceleration of vesting on any Options in which Mr. Osborne would have vested if he had remained employed for an additional nine months. However, in the event that Mr. Osborne’s employment is terminated by us without cause, or Mr. Osborne terminates his employment with us for good reason, in either case within 12 months following the occurrence of a change in control (as defined in his employment agreement), in lieu of the severance payments and benefits described in the preceding sentence and subject to Mr. Osborne’s execution of a release of potential claims against us, Mr. Osborne will be entitled to receive: (i) a lump sum in cash in an amount equal to 12 months of base salary, (ii) a lump sum in cash in an amount equal to 100% of Mr. Osborne’s target bonus for the then-current year, (iii) a monthly cash payment for 12 months for medical and dental benefits or Mr. Osborne’s COBRA health continuation period, whichever ends earlier, and (iv) acceleration of vesting on any Options.

In connection with Mr. Osborne’s appointment as Chief Financial Officer, Mr. Osborne will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (File No. 333-223414) filed with the Securities and Exchange Commission on March 19, 2018. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Osborne for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of our officers. In addition, Mr. Osborne entered into a Confidentiality and IP Assignment Agreement that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Mr. Osborne’s employment and for one year thereafter.

Mr. Osborne has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Osborne and any other person pursuant to which he was appointed as an officer of the Company.

Item 8.01 Other Events

Promotion of Jessica Sachs to Chief Medical Officer

On June 13, 2019, the Board promoted Jessica Sachs to Chief Medical Officer of the Company, effective as of July 15, 2019.

On June 13, 2019, the Company issued a press release announcing the changes to the leadership team. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Unum Therapeutics Inc. on June 13, 2019 furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2019	UNUM THERAPEUTICS INC.

	By:	/s/ Charles Wilson
Charles Wilson, Ph.D.
Chief Executive Officer and President